UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 29, 2007

BALLY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-4281	88-0104066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada (Address of principal executive offices)		89119 (Zip Code)

Registrant’s telephone number, including area code:  (702) 584-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Conditions.

On November 1, 2007, Bally Technologies, Inc. (the “Company”), issued a press release (the “Release”) announcing, among other things, the Company’s preliminary results for the fiscal quarter and year ended June 30, 2007, and provided financial guidance for the fiscal year ended June 30, 2008.  A copy of the Release is attached hereto as Exhibit 99.1 and the portions thereof announcing the Company’s preliminary results for the fiscal quarter and year ended June 30, 2007 are incorporated herein by reference.

Item 4.02(a)                               Non-Reliance on Previously Issued Financial Statements

Subsequent to the issuance of the Company’s consolidated financial statements for the year ended June 30, 2006, and in connection with the year-end closing process for fiscal 2007,  the Company determined that certain adjustments were required to be made for corrections of errors in its previously issued consolidated financial statements for the years ended June 30, 2006 and 2005, and certain periods within such years. On October 29, 2007, after consultation with the Company’s management, the Company’s Board of Directors determined that a restatement of the consolidated financial statements for the affected periods was required. The restatement related to:

•                  Certain expenses that had been reported in prior periods as selling, general and administrative expenses, depreciation and amortization expense and other expenses which should have been recorded either as cost of sales or as contra-revenue;

•                  Certain promotional expenses, representing coupons redeemable for cash incentives, should have been presented as an offset against casino operations revenue in accordance with Emerging Issue Task Force (“EITF”) Issue No. 00-22, Accounting For “Points” and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers For Free Products or Services to be Delivered in the Future, and EITF Issue No. 01-09, Accounting For Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products);

•                  Additions to leased gaming equipment previously reported as cash used in investing activities in the Company’s consolidated statements of cash flows for the years ended June 30, 2006 and 2005 should have been presented as a change in inventory under cash used in operating activities; and

•                  Certain sales sourced from the United States directly to foreign customers were included in revenue and operating income (loss) attributable to the United States geographic region and should have been classified as Europe or Other Foreign based on the location of the customer.

As a result of these and other immaterial errors, our condensed consolidated statements of operations and statements of cash flows for the years ended June 30, 2006 and 2005 and for each of the quarterly periods in these years (as previously restated) will be restated in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 and Annual Report on Form 10-K for the fiscal year ended June 30, 2007, from the amounts previously reported. The restatement had no effect on the consolidated balance sheets, the statements of stockholders’ equity or reported net income (loss) for any period.

The Audit Committee of the Company has discussed the matters set forth above with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

The effects of the restatement are discussed in greater detail in the Release.  A copy of the Release is attached hereto as Exhibit 99.1 and the portions thereof related to the restatement are incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)   Exhibits

                99.1         Press release issued by the Company, dated November 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BALLY TECHNOLOGIES, INC.

By:	/s/ Robert C. Caller
Robert C. Caller
Executive Vice President, Chief Financial Officer and Treasurer

Dated: November 2, 2007